DEPOSIT GUARANTY CORP.

                                     BYLAWS








                                   As Amended
                                 August 19, 1997


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                                TABLE OF CONTENTS

                             DEPOSIT GUARANTY CORP.

                                     BYLAWS

                                                                           PAGE
                                                                            NO.

ARTICLE I.  OFFICES

         Section 1.  Principal Office                                        1
         Section 2.  Registered Office                                       1


ARTICLE II.  SHAREHOLDERS

         Section 1.   Annual Meeting                                         1
         Section 2.   Special Meetings                                       1
         Section 3.   Place of Meeting                                       2
         Section 4.   Notice of Meeting                                      2
         Section 5.   Closing of Transfer Books or                           2
                             Fixing of Record Date
         Section 6.   Voting Lists                                           3
         Section 7.   Quorum                                                 3
         Section 8.   Proxies                                                3
         Section 9.   Voting of Shares                                       4
         Section 10.  Voting of Shares by Certain Holders                    4
         Section 11.  Cumulative Voting                                      4
         Section 12.  Shares Held by Nominees                                5
         Section 13.  Corporation's Acceptance of Votes                      5


ARTICLE III.  BOARD OF DIRECTORS

         Section 1.   General Powers                                         5
         Section 2.   Number, Tenure and Qualifications                      5
         Section 3.   Regular Meetings                                       6
         Section 4.   Special Meetings                                       6
         Section 5.   Quorum and Voting                                      7
         Section 6.   Manner of Acting                                       7
         Section 7.   Action Without a Meeting                               7
         Section 8.   Vacancies                                              7
         Section 9.   Compensation                                           7
         Section 10.  Presumption of Assent                                  7
         Section 11.  Executive and Other Committees                         8
         Section 12.  Participation by Telephonic or                         8
                              Other Means
         Section 13.  Voting of Shares in Other Corporations                 8
         Section 14.  Honorary Director                                      8


ARTICLE IV.  OFFICERS

         Section 1.   Appointment and Number                                 8
         Section 2.   Tenure of Office                                       9
         Section 3.   Nature of Employment & Termination of Officers         9
         Section 4.   Vacancies                                              9
         Section 5.   Chairman of the Board                                  9
         Section 6.   President                                              9



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Corp. Bylaws
Table of Contents

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         Section 7.   Vice President                                         9
         Section 8.   Secretary                                             10
         Section 9.   Chief Financial Officer                               10
         Section 10.  Assistant Secretaries and                             10
                              Assistant Treasurers
         Section 11.  Salaries                                              10
         Section 12.  Bonds                                                 10


ARTICLE V.   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1.   Certificates for Shares                               10
         Section 2.   Transfer of Shares                                    11


ARTICLE VI.  FISCAL YEAR                                                    11


ARTICLE VII.  DISTRIBUTION                                                  11


ARTICLE VIII.  CORPORATE SEAL                                               11


ARTICLE IX.  WAIVER OF NOTICE                                               11


ARTICLE X.  AMENDMENTS                                                      12


ARTICLE XI.  EMERGENCY BYLAWS                                               12


ARTICLE XII.  MISCELLANEOUS PROVISIONS                                      13

         Section 1.  Execution of Instruments                               13
         Section 2.  Capital Expenditures                                   13









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                             DEPOSIT GUARANTY CORP.

                                     BYLAWS

                                    ARTICLE I

                                     Offices

         Section 1. Principal Office. The principal office of the Corporation in the State of Mississippi shall be located in the City of Jackson, County of Hinds County. The Corporation may have such other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         Section 2. Registered Office. The registered office of the Corporation required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be, identical with the principal office in the State of Mississippi, and the address of the registered office may be changed from time to time by the Board of Directors as provided by law.

                                   ARTICLE II

                                  Shareholders

         Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday in the month of April in each year at such time and place as may be determined by the Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the date fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day.

         If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, by the Chairman of the Board of Directors or by the President. Unless the Articles of Incorporation provide otherwise, special meetings of the shareholders shall be called by the Chairman if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If not otherwise fixed under applicable law, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand. Business transacted at all special meetings shall be confined to such business as is properly brought before the meeting in accordance with the Bylaws and as is stated in the notice.

         To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board and (a) properly brought before the meeting by or at the direction of the Board or (b) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation, not less than sixty (60) days nor more than seventy-five (75) days prior to the meeting if the meeting is an annual meeting, and not less than forty (40) nor more than sixty (60) days prior to the meeting if the meeting is a special meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on


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Deposit Guaranty Corp. Bylaws
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the  fifteenth  (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any business properly brought before an annual meeting.

         The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi for any annual meeting or for any special meeting. A valid waiver of notice signed by all shareholders entitled to notice may designate any place, either within or without the State of Mississippi as the place for any annual meeting or for any special meeting. Unless the notice of the meeting states otherwise, the meeting shall be held at the Corporation's principal office.

         Section 4. Notice of Meeting. The Corporation shall notify shareholders entitled to vote at the meeting of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail, by or at the direction of the officer or persons calling the meeting. Unless applicable law or the Articles of Incorporation require otherwise, the Corporation shall give notice only to shareholders entitled to vote at the meeting. Notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Unless applicable law or the Articles of Incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         Unless these Bylaws require otherwise, if an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under applicable law or Article II,
Section 5 of these Bylaws, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors of the Corporation may fix the record date, which may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed by law or by the Board of Directors, the record date for determining shareholders entitled to notice or and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than the one involving a repurchase or reacquisition of shares), it is the date the Board of Directors authorizes the


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Deposit Guaranty Corp. Bylaws
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distribution.  A determination of shareholders  entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         Section 6. Voting Lists. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.

         The shareholders' list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney shall be entitled on written demand to inspect and, subject to the requirements of applicable law, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 7. Quorum. Unless the Articles of Incorporation or applicable law impose other quorum requirements, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as may be required by Article II, Section 4 of these Bylaws or by applicable law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         Section 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes of the Corporation before or at the time of the meeting. No appointment shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and that the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (1) a pledgee;
(2) a person who purchased or agreed to purchase the shares; (3) a creditor of a corporation who extended it credit under terms requiring the appointment; (4) an employee of a corporation whose employment contract requires the appointment; or
(5) a party to a voting agreement created under applicable law.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made


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Deposit Guaranty Corp. Bylaws
Page Four


irrevocable because it is coupled with an interest is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

         Subject to applicable law and to any express limitation on the proxy's authority appearing on the face of the certificate, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         Section 9. Voting of Shares. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes. Voting at all meetings may be oral, but any qualified voter may demand a vote by ballot, and each such ballot shall state the name of the shareholder voting and the number of shares voted by him; and if such ballot be cast by a proxy, it shall also state the name of such proxy.

         Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Absent special circumstances, shares are not entitled to vote if they are owned, directly or indirectly, by a corporation, domestic or foreign, and a majority of the shares of that corporation entitled to vote for the directors of that corporation are owned, directly or indirectly, by this Corporation. This does not limit the power of this Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 11. Cumulative Voting. Unless otherwise provided by law, at each election of Directors every shareholder entitled to vote in the election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one (1) candidate as many votes as the number of Directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.



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Deposit Guaranty Corp. Bylaws
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         Section 12. Shares Held by Nominees.  The  Corporation  may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth: (1) the types of nominees to which it applies; (2) the rights or privileges that the Corporation recognizes in a beneficial owner; (3) the manner in which the procedure is selected by the nominee; (4) the information that must be provided when the procedure is selected; (5) the period for which selection of the procedure is effective; and (6) other aspects of the rights and duties created.

         Section 13. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of the shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

         If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if: (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; (5)
two (2) or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


                                   ARTICLE III

                               Board of Directors

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall not be more than twenty-five (25) nor less than nine
(9), the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The number of Directors may be increased or decreased from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. Each Director shall hold office until his successor shall have been elect-

ed and qualified. Each Director must hold in his own right stock of the Corporation, the aggregate par, book or market value of which is not less than $1,000 as of the date of the Director's election. No person shall be elected Director who is sixty-five (65) years of age or older on the first day of January immediately preceding the election of Directors. No



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Deposit Guaranty Corp. Bylaws
Page Six


Director shall be eligible for re-election who has more than 50% absences from Board and Committee meetings, unexcused by the Board of Directors.

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Corporation at the annual meeting may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than sixty (60) days nor more than seventy-five (75) days prior to the annual meeting; provided, however, that in the event that less than sixty
(60)days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended, and (v) any information relating to the person that is required to be disclosed in a notice filed with the appropriate federal regulatory authority under the Change in Bank Control Act by a person acquiring control of a bank (even if the person is not required by the Change in Bank Control Act to file such a notice in the instant case); and (b) as to the shareholder giving the notice (i) the name and record address of shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iii) any information relating to the person that is required to be disclosed in a notice filed with the appropriate federal regulatory authority under the Change in Bank Control Act by a person acquiring control of a bank (even if the person is not required by the Change in Bank Control Act to file such a notice in the instant case). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure or that the proposed nominee does not meet the qualifications required of Directors by these Bylaws or by applicable law, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3. Regular Meetings. Unless the Articles of Incorporation or these Bylaws provide otherwise, a regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board of Directors or by a majority of the Board of Directors. The notice of such meeting shall include the date, time and place of the meeting. If no place for the meeting has been designated in the notice, the


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Deposit Guaranty Corp. Bylaws
Page Seven


meeting shall beheld at the principal office of the Corporation. Notice of any special meeting shall be given at least three (3) hours previously thereto by notice given personally to each Director at his business address, by telephone, or by telegram, or at least two (2) days previously thereto by notice mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice of special meetings need not specify the business to be transacted at the meeting.

         Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Quorum and Voting. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such number necessary for a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 6. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or Bylaws require the vote of a greater number of Directors.

         Section 7. Action Without a Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last Director signed the consent, unless the consent specifies a different effective date. Such a consent has the effect of a meeting vote and may be described as such in any document.

         Section 8. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, only the shareholders may fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

         Section 9. Compensation. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may fix the compensation of Directors. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending meetings.

         Section 10. Presumption of Assent. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or
(3) he delivers written notice of his dissent of abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment of the meeting. The right of dissent or abstention shall not be available to a Director who votes in favor of the action taken.


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Deposit Guaranty Corp. Bylaws
Page Eight


         Section 11. Executive and Other Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the Directors in office when the action is taken or (2) the number of Directors required by the Articles of Incorporation or Bylaws to take action. To the extent specified by the Board of Directors or in the Articles of Incorporation or Bylaws, each committee may exercise the authority of the Board of Directors. A committee may not, however, authorize distributions; approve or propose to shareholders action required by applicable law to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend Articles of Incorporation pursuant to applicable law authorizing amendment by the Board of Directors; adopt, amend or repeal Bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Except as otherwise provided herein, provisions of these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

         The Board shall annually appoint an Audit Committee, which may be joint with subsidiaries of the Corporation, composed of not less than four Directors, exclusive of any active officers, whose duties shall include causing an annual audit to be made of the financial statements of the Corporation by independent public accountants; reviewing with internal auditors and the accountants the scope of audits, significant accounting policies and audit conclusions; monitoring the adequacy of accounting, financial reporting and internal control systems; discussing with management and nominating or terminating the accountants; overseeing the internal audit function including the selection, retention, evaluation and compensation of the chief internal auditor; and such other duties as the Board may designate. The Audit Committee of the Corporation may also serve as the Audit Committee of subsidiaries of the Corporation.

         Special committees may be appointed by the Board of Directors from among its members for such purposes as circumstances warrant. Any special committee shall limit its activities to the accomplishment of the purposes for which created and shall have no power to act except as is specifically conferred upon it by resolution of the Board of Directors.

         Section 12. Participation by Telephonic or Other Means. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 13. Voting of Shares in Other Corporations. The Chairman, the President, or such other officer or person as may be designated by resolution of the Board of Directors may act for the Corporation in voting shares it owns of any other corporation. The Board may determine the manner in which such shares are to be voted or may delegate to its representative the authority to vote such shares in the best interests of the Corporation.

          Section 14. Honorary Director. A retired Chief Executive Officer of the Corporation shall, upon said retirement, be eligible for election, annually, as an Honorary Director of the Corporation, until the end of the calendar year in which his seventieth (70th)



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Deposit Guaranty Corp. Bylaws
Page Nine


birthday falls. Said honorary directorship shall expire at the end of the calendar year in which the seventieth (70th) birthday falls.

                                   ARTICLE IV

                                    Officers

         Section 1. Appointment and Number. The officers of the Corporation shall be appointed by the Board of Directors at the first meeting of the Board held after the annual meeting of the shareholders. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents) as the Board, or in the case of interim appointments below the level of Executive Vice President, the Officer Review Committee, appointed by the Chairman of the Board, may deem necessary. Interim appointments below the level of the Executive Vice President may be approved by the Officer Review Committee. Any two or more offices may be held by the same person.

         Section 2. Tenure of Office. An officer shall hold his office at the pleasure of the Board of Directors, unless he resigns, becomes disqualified, or is terminated from employment in accordance with the provisions of Section 3 of these bylaws. Any vacancy occurring in the office of the Chairman of the Board shall be filled promptly by the Board of Directors.

         Section 3. Nature of Employment and Termination of Officers. Absent a written agreement signed by the Chairman of the Board or President to the contrary, all employment, including the employment of officers with the Association, is at will. Appoint-

ment or election to an office does not change the nature of employment. The employment of officers, like that of all other employees, may be terminated at any time, for any reason, and without further obligation. The employment of officers below the level of Executive Vice President may be terminated upon the authority of the Officer Review Committee; the employment of all officers may be terminated upon the authority of the Board.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Chairman of the Board. The Board of Directors shall appoint one of its members as Chairman. The Chairman shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Board, and in general shall perform all duties incident to the office of Chairman and such other duties as may prescribed from time to time by the Board of Directors. The Chief Executive Officer shall have the power to vote all shares of stock owned by the Corporation in another corporation.

         Section 6. President. The President shall have such executive duties as are prescribed by the Board of Directors. The President of the Corporation shall be its Chief Operating Officer. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, any Vice President may be designated by the Board to

Deposit Guaranty Corp. Bylaws
Page Ten


perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President elected by the Board of Directors shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8. Secretary. The Secretary shall prepare and keep the minutes of the shareholders' and Board of Directors' meetings in one or more books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these Bylaws except where otherwise expressly provided in these Bylaws or as required by law. He shall be the custodian of the corporate records and of the seal of the Corporation, authenticate records of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. Chief Financial Officer. There shall be a Chief Financial Officer of the Corporation who shall have charge and custody and be responsible for all funds and securities of the Corporation and, in general, perform all of the duties incident to such office and such other duties as from time to time may be assigned to said officer by the Chairman, President, or by the Board of Directors. If the Chief Financial Officer does not also serve as treasurer and principal accounting officer of the Corporation, he shall supervise the carrying out of the duties of those officers. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 10. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

         Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The Board of Directors may delegate to the Chairman the authority to fix salaries for officers, other than himself, and employees of the Corporation within the guidelines and limitations established by the Board of Directors.

         Section 12. Bonds. If required by the Board of Directors, any one or more or all of the officers of the Corporation shall give bond for the faithful discharge of his or their duties in such sum and with such surety or sureties as the Board of Directors shall determine.


                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Shares shall be represented by certificates. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each share certificate shall state on its face: (1) the name of the Corporation and that the Corporation is organized under the law of Mississippi; (2) the name of the person to whom the share is issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designa-

tions, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the

Deposit Guaranty Corp. Bylaws
Page Eleven


front or back of each certificate or the Corporation must furnish the shareholder this information on request in writing and without charge.

         Such certificates shall be signed (either manually or in facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary or by such other officers designated in the Bylaws or by the Board of Directors so to do, and sealed with the corporate seal or a facsimile thereof. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed agent of the Corporation, and on surrender for cancellation of the certificate for such shares.

                                   ARTICLE VI

                                   Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.


                                   ARTICLE VII

                                  Distributions

         The Board of Directors may authorize and the Corporation may make distributions to its shareholders, subject to restriction by the Articles of Incorporation and applicable law.


                                  ARTICLE VIII

                                 Corporate Seal

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."


                                   ARTICLE IX

                                Waiver of Notice

         Unless otherwise provided by law, a shareholder or Director of the Corporation may waive any notice required by applicable law, the Articles of Incorporation or these Bylaws,

Deposit Guaranty Corp. Bylaws
Page Twelve


before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, be signed by the shareholder or Director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporate records.

         A Director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                                    ARTICLE X

                                   Amendments

         Unless the Articles of Incorporation, applicable law or a resolution of the shareholders reserves this power exclusively to the shareholders in whole or part, the Corporation's Board of Directors may amend or repeal these Bylaws and adopt new Bylaws at any regular or special meeting of the Board of Directors.

                                   ARTICLE XI

                                Emergency Bylaws

         The emergency Bylaws provided in this article shall be operative during any emergency in the conduct of the business of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Mississippi Business Corporation Act. An emergency exists if a quorum of the Corporation's Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the emergency Bylaws shall cease to be operative.

         During any such emergency:

         (a) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the meeting shall be given by the person calling the meeting only to those Directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio.

         (b) At any such meeting of the Board of Directors, a quorum shall consist of the Directors who are present at the meeting. Action by the Board of Directors may be taken upon the affirmative vote of a majority of the Directors present.

         (c) The Board of Directors, either in anticipation of or during any such emergency, may modify lines of succession to accommodate the incapacity of any Director, officer, employee or agent.

         (d) The Board of Directors, either in anticipation of or during any such emergency, may relocate the principal offices or regional offices, or authorize the officers to do so.

Deposit Guaranty Corp. Bylaws
Page Thirteen

         Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the Corporation binds the Corporation and may not be used to impose liability on a Corporate Director, officer, employee or agent.

         These emergency Bylaws shall be subject to repeal of change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 1.  Execution of Instruments.    All agreements, indentures,
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, Bank bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, or the President, or the Secretary, or any Executive Vice President, Senior Vice President, Vice President, or above. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 1 are supplementary to any other provision of these Bylaws.

         Section 2. Capital Expenditures. No officer or employee may cause to be made directly or indirectly, any expenditure for capital expenditures, professional service fees, equipment leases, and other nonrecurring expenses in excess of $2,000,000, without prior approval of a majority of the Board of Directors. The term "capital expenditure" shall include any interest in real property, or improvements thereon, or personal property.

(Amended April 15, 1997)